Exhibit 99.2

STEREO LIVE, LLC
BALANCE SHEETS

	March 31,
	2012 (Unaudited)	December 31, 2011
ASSETS
Current assets:
Cash	$4,349	$12,103
Inventory	11,387	11,387
Total current assets	15,736	23,490

Other assets
Software net of amortization of $ 17,023 and $14,690, respectively	1,310	1, 310
Value of license	5,025	6,700
Total assets	$22,071	$31,500

LIABILITIES AND CAPITAL (DEFICIT)

Current liabilities:
Accounts payable and accrued expense	47,311	10,484
Taxes payable	2,237	2,237
Notes payable – related parties	136,000	131,000
Settlement on pending suit	--	15,000
Total current liabilities	185,548	158,721

Total liabilities	185,548	158,721

Capital
Partner contribution	188,951	188,951
Accumulative deficit	(352,428)	(316,17)
Total capital (deficit)	(163,477)	(127,221)
Total liabilities and capital (deficit)	$22,071	$31,500

The accompanying notes are an integral part of these financial statements

STEREO LIVE, LLC
STATEMENTS OF OPERATIONS
FOR THE PERIODS ENDED MARCH 31,
(Unaudited)

	2012	2011

Revenue	$386,757	$161,916
Direct costs	49,422	21,117
Gross profit	337,335	140,799

Operating expenses:
Depreciation and amortization	1,647	1,675
General and administrative expenses	371,916	113,234
Net income(loss)	$(36,255)	$25,890

The accompanying notes are an integral part of these financial statements

STEREO LIVE, LLC
STATEMENTS OF CASH FLOWS
FOR THE PERIODS ENDED MARCH 31,
(Unaudited)

	2012	2011
Cash flow from operating activities
Net income (loss)	$(36,255)	$25,890
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	1,675	1,675
Settlement on pending litigation	(15,000)	--
Increase (decrease) in liabilities:
Accounts payable	36,826	--
Net cash flow used in operating activities	(12,754)	27,565

Cash flow from financing activities:
Bank overdraft	--	1,684
Notes payable – related party	5,000	--
Proceeds from partners	--	(9,326)
Net cash provided(used) by financing activities	5,000	(11,010)

Net increase(decrease) in cash	(7,754)	16,555
Cash - beginning of the period	12,103	--
Cash - end of the period	$4,349	$16,555

SUPPLEMENTAL DISCLOSURES:
Interest paid	--	--
Income tax paid	--	--

The accompanying notes are an integral part of these audited financial statements

STEREO LIVE, LLC
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIODS EHDED MARCH 31, 2012 AND 2011
(Unaudited)

NOTE 1 – ORGANIZATION

Stereo Live, LLC (“Company”) was formed on November 30, 2009 as a Texas Limited Liability Company.

The Company acquired 6400 Beverage, LLC from the Chapter 7 bankruptcy of Planeta Bar Rio in Houston Texas. 6400 Beverage, LLC is the beverage license holder for the location of the venue. The Company promotes musical shows that attract the younger generation of music lovers. It is a young venue at the known 6400 Richmond address which has been upgraded plus numerous changes have been made to the location to improve the venue. The venue is available to rent for many different kinds of events, such as corporate events, fashion shows, dance competitions, hip hop shows, charity events, rock concerts, and themed parties.

NOTE 2- GOING CONCERN CONSIDERATIONS

As shown in the accompanying financial statements, the Company has incurred a net loss of $36,255 for year ended March 31, 2012.  As of March 31, 2012, the Company reported an accumulated deficit of $352,428. The Company’s ability to generate net income and positive cash flows is dependent on the ability to grow its operating entity as well as the ability to raise additional capital.  Management is following strategic plans to accomplish these objectives, but success is not guaranteed. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

NOTE 3- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying audited financial statements of Stereo Live, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for years presented have been reflected herein.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles.  Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could vary from the estimates that were assumed in preparing these financial statements.

Statement of Cash Flows

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Revenue Recognition

Revenue is recognized upon completion of the service and sale of the product and or completion of the program.

Income Taxes

The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Fair Value of Financial Instruments

The Company's financial instruments consist of cash, marketable securities and debt. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these consolidated financial statements.

NOTE 4 - RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not expect the adoption of any recently issued accounting pronouncements to have a significant impact on their financial position, results of operations or cash flows.

NOTE 5 - NOTE PAYABLE-RELATED PARTY

During the quarter ended March 31, 2012 the Company received $5,000 from Night Culture a related party bringing the total amount advanced to the Company from NightCulture to $136,000.  The funds are due on demand and bear no interest. The partners of the Company are controlling shareholders of NightCulture.

NOTE 6 - EQUITY

During the year ended December 31 2010 the two partners contributed $188,951 to the Company as equity. The contribution was contributed in the form of cash paid by the partners for rent and other operating expenses.

NOTE 7 – INVENTORY

The Company maintains inventory beverages that are served to customers at the venue. The inventory consists of various beverages including beers, wines and spirits which are sold by the individual drink.  Inventory is counted and priced at cost with the first inventory received being the first inventory priced for cost of goods sold.

NOTE 8 – COMMENTMENTS AND CONTINGENCIES

In October 2011 the Company settled a pending injury suit that was pending in the subsidiary 6400 Beverage, LLC that was purchased through the bankruptcy.  Under the terms of the settlement the Company agreed to pay the plaintiff $20,000 in installments of $5,000 each month for release of all claims against 6400 Beverage, LLC.

NOTE 9– SUBSEQUENT EVENTS

On May 21, 2012, the Company entered into an agreement with NightCulture, Inc. whereby the owners contributed 100% ownership interest in the Company in exchange for the issuance by NightCulture of one share of stock to each of the owners and the agreement to indemnify the owners against any obligations of the Company that may have been guaranteed by the owners of the Company. The Company owners are principal shareholders of Night Culture. NightCulture advanced the Company an additional $15,500 since December 31, 2011 so at the time of the acquisition, the Company was indebted to the NightCulture in the amount of $151,500.

On June 13, 2012 the Company paid the last installment of the injury claim settled for 6400 Beverage, LLC. The payment was the final payment under the terms of the agreement and released 6400 Beverage, LLC and the Company having satisfied the settlement as agreed upon.

Management has reviewed subsequent events through July 30, 2012, the date the financial statements were available for issuance and determined there are no other events to report.